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                                                                     EXHIBIT 5.1





                                          August 20, 2002


Allied Healthcare International Inc.
555 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

         We have acted as counsel to Allied Healthcare International Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration Statement No. 333-90890) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of up to 23,479,157 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that may be sold by certain shareholders of the Company. Of such shares of Common Stock, up to 7,773,660 are issuable upon the conversion of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock"). The 7,773,660 shares of Common Stock issuable upon conversion of the Series A Preferred Stock that may be sold pursuant to the prospectus contained in the Registration Statement are referred to herein as the "Conversion Shares." The remaining 15,705,497 shares of Common Stock that may be sold pursuant to the prospectus contained in the Registration Statement are referred to herein as the "Non-Conversion Shares." Of the Non-Conversion Shares, an aggregate of 890,098 will be issued in accordance with the provisions of that certain Master Reorganization Agreement (the "Reorganization Agreement"), dated as of April 24, 2002, as amended on May 16, 2002 and June 26, 2002, among the Company, Allied Healthcare Group Limited, Transworld Healthcare (UK) Limited and certain investors such entities.

         In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and that the shares of Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the prospectus contained therein.

         In connection with this opinion, we have examined originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and other documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have, without independent investigation, relied on



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certificates of public officials and certificates of officers or other representatives of the Company.

         In rendering our opinion, we have assumed that the Company has received consideration of at least the par value per share of Common Stock for any share of Common Stock that was not acquired by a selling shareholder directly from the Company.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (i) the Conversion Shares, when issued in accordance with the certificate of amendment to the certificate of incorporation of the Company setting forth the voting powers, designations, preferences and rights of the Series A Preferred Stock, and assuming no change in applicable law or facts between the date of this opinion and the date of the conversion of the Series A Preferred Stock into shares of Common Stock, will be validly issued, fully paid and non-assessable; and

         (ii) the Non-Conversion Shares have been or, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued and are or, when issued in accordance with the Reorganization Agreement, will be fully paid and non-assessable.

         The opinions set forth herein are limited to the matters specifically addressed herein (subject to all of the qualifications and limitations provided herein), and no other opinions are expressed or may be implied or inferred.

         In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the state of New York and the federal laws of the United States of America.

         We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.


                                Very truly yours,




                                /s/ Brown Raysman Millstein Felder & Steiner LLP